UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2018

2050 MOTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	001-13126	95-4040591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Bunkerhill Drive, North Las Vegas, NV	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 591-6029

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “2050,” and “our” refer to 2050 Motors, Inc., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, the Board of Directors received a letter of resignation from Mr. Michael Hu resigning his position as President/CEO along with any other executive officer positions he held with the Company. The Board, in the best interest of the Company, accepted Mr. Hu’s resignation and thanked him for his service on behalf of the Company.

On January 9, 2018, in the best interest of the Company, the Board of Directors also appointed George S. Hedrick to the positions of President/CEO, Secretary, Treasurer/CFO, and as a director of the Company. Following is some background information on Mr. Hedrick:

George Hedrick

George Hedrick is a college educated psychology major and seasoned Marketing and Management professional with unparalleled experience in all facets of the Service Industry. Mr. Hedrick has extensive experience as Manager and Marketing Executive in world class hotels and casinos in Las Vegas, Nevada, including: Caesars Palace Hotel/Casino, Rio Hotel/Casino Resort. He also served as Vice President of Corporate Marketing for Sun International at the Atlantis Resort, Bahamas. Since 2012, Mr. Hedrick has been General Manager for 2050 Motors, Inc. (North American Operations) and liaison between City and State Officials and local Automotive Dealerships. In 2014, Mr. Hedrick was promoted to Vice President of 2050 Motors, Inc.

Mr. Hedrick will serve until the next annual meeting of stockholders of the Company and until such officer’s and/or director’s successor is elected and qualified or until such officer’s and/or director’s earlier death, resignation or removal.

There are presently no plans or commitments with regard to such compensation or remuneration. The Company has no employee benefit plans or other compensation plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 25, 2018

2050 Motors, Inc.

By:	/s/ George Hedrick
George Hedrick, CEO/Secretary